EXHIBIT 10.3

CERADYNE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) by and between Ceradyne, Inc., a Delaware corporation (the “Company”), and                                  (the “Grantee”) evidences the Restricted Stock Unit Award (the “Award”) granted by the Company to the Grantee on             , 200   (the “Effective Date”) as to the number of Restricted Stock Units (the “Units”) set forth below. Each Unit represents the right to receive one share of the Company’s Common Stock when the Unit vests. The conditions for vesting are set forth below.

NUMBER OF UNITS:                                          (            )

VESTING OF UNITS SHALL BE AS FOLLOWS:

This Award is granted pursuant to the Company’s 2003 Stock Incentive Plan, as amended (the “Plan”) and is subject to the Additional Terms and Conditions (the “Terms”) attached hereto (and incorporated herein as part of this Agreement) and the Plan. In the event there is a conflict or inconsistency between any provision in this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as defined in the Plan. The parties agree to the terms of the Award as set forth in this Agreement. The Grantee acknowledges receipt of copies of both this Agreement (including the Terms) and the Plan.

“GRANTEE”	CERADYNE, INC., a Delaware corporation

By:
Name:
Title:

Grantee’s Address:

ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

The terms and conditions set forth below constitute part of the Restricted Stock Unit Award Agreement to which they are attached, and references herein to the “Agreement” include both documents as one agreement.

1. Restricted Stock Units.

(a) As used herein, the term “Restricted Stock Unit” means the right to receive one share of the Company’s Common Stock and shall be used solely as a device for the determination of any payment to be eventually made to the Grantee if and when Restricted Stock Units vest pursuant to the conditions set forth in this Agreement.

(b) The Restricted Stock Units create no fiduciary duty to the Grantee and this Agreement creates only a contractual obligation on the part of the Company to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 5 below. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Company with respect to the Award and, if amounts become payable to the Grantee pursuant to this Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Company.

2. Vesting of Units. The Restricted Stock Units subject to this Agreement shall vest in one or more installments in accordance with the provisions set forth on the cover page of this Agreement and the other terms and conditions set forth herein. Vesting shall cease upon a termination of “Continuous Service” (as provided in Section 4 below) and vesting may accelerate upon or following a “Change in Control” (as provided in Section 8 below).

3. Continuous Service.

(a) The vesting of Units under this Agreement requires Continuous Service (as defined below) by Grantee through each applicable vesting date as a condition to the vesting of the applicable installment of the Award. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Continuous Service as provided in Section 4 below.

(b) Nothing contained in this Agreement constitutes an employment commitment by the Company or any Affiliated Company (as defined in the Plan), confers upon the Grantee any right to remain employed by the Company or any Affiliated Company, or interferes in any way with the right of the Company or any Affiliated Company at any time to terminate such employment. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Company or any Affiliated Company.

(c) For purposes of this Agreement, the term “Continuous Service” means either of the following which applies to the Grantee: (1) employment by either the Company or any Affiliated Company which is uninterrupted other than by vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or leaves of absence which are approved in writing by the Company or any Affiliated Company, if applicable; (2) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he is not reelected; or (3) so long as Grantee is engaged as a Service Provider (as such term is defined in the Plan) to the Company or an Affiliated Company.

4. Effect of Termination of Continuous Service. Any Restricted Stock Units subject to this Agreement, to the extent not vested as of the date of termination of Grantee’s Continuous Service, shall terminate as of such date (regardless of the reason for such termination, including, without limitation, a termination due to death or permanent disability), and the Grantee shall have no further rights with respect to such Restricted Stock Units.

5. Timing and Manner of Payment of Restricted Stock Units. Restricted Stock Units subject to this Agreement that vest in accordance with the conditions set forth in this Agreement shall be paid in an equivalent number of shares of Common Stock, which shall be fully paid and non-assessable, promptly on or as soon as practicable after the vesting date of such Units. Such payment shall be subject to the tax withholding provisions of Section 6 and subject to adjustment as provided in Section 7, and shall be in complete satisfaction of such vested Restricted Stock Units. The Grantee shall deliver to the Company any representations or other documents or assurances required pursuant to Section 11 and Section 12.

6. Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Restricted Stock Units. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Restricted Stock Units at the Fair Market Value (as defined in the Plan) of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Restricted Stock Units. The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Restricted Stock Units other than upon the vesting of such Units, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Units as provided above in this Section 6, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

7. Adjustments Upon Specified Events.

(a) Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, make adjustments if appropriate in the number of

Restricted Stock Units subject to this Agreement and the number and kind of securities that may be issued in respect of such Units.

(b) If the vesting conditions set forth on the cover page of this Agreement include the achievement of specified performance measures or performance goals, then the Company shall adjust the performance measures, performance goals, relative weights of the measures, and other provisions of this Agreement to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any stock split, reverse stock split, stock dividend, material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

8. Effect of Change in Control.

(a) In the event there occurs a Change in Control (as such term is defined in the Plan) of the Company, then, except as provided below, the portion of the Award that is outstanding and unvested immediately prior to such occurrence shall accelerate and become fully vested upon (or, as may be necessary to effect such acceleration, immediately prior to) the consummation of the Change in Control.

(b) If, however, this Agreement is assigned by the Company and assumed by the acquiring or successor entity (or parent thereof) in connection with such Change in Control transaction, then vesting of the Units shall not accelerate and the provisions regarding vesting set forth on the cover page of this Agreement shall continue to apply in accordance with their terms (subject to any adjustments made pursuant to Section 7 hereof). However, in the event there is an Involuntary Termination (as defined below) of Grantee’s Continuous Service within twelve (12) months following such Change in Control, then vesting of the Units shall accelerate in full automatically effective upon such Involuntary Termination.

(c) For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Involuntary Termination” shall mean the termination of Grantee’s Continuous Service by reason of:

(A) Grantee no longer serving as a member of the Board of Directors of the Company or of the acquiring or successor entity (or parent or any subsidiary thereof) for any reason other than voluntary resignation or refusal to stand for reelection to the Board; or

(B) Grantee’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof) for reasons other than Misconduct (as defined below), or

(C) Grantee’s voluntary resignation following (x) a change in Grantee’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Grantee’s duties and responsibilities or the level of management to which Grantee reports, (y) a reduction in Grantee’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%), or (z) a relocation of Grantee’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Grantee’s written consent.

(ii) “Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Grantee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Grantee of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Grantee to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Grantee which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Grantee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Grantee, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Grantee by the Company, the acquiring or successor entity (or parent or any subsidiary thereof), but are provided solely for the purpose of determining whether vesting of the Units will accelerate upon the termination of Grantee’s Continuous Service following a Change in Control.

9. No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock issuable in respect of such Restricted Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares, except as provided in Section 7 hereof.

10. Restrictions on Transfer. Neither the Restricted Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered by the Grantee, either voluntarily or involuntarily, other than by will or the laws of descent and distribution. The transfer restrictions of this Section 10 shall not apply to transfers to the Company.

11. Compliance with Laws. The Award and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Grantee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the Nasdaq National Market or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.

12. Representations and Warranties. In the event, and only in the event, that any Restricted Stock Units are to be paid in shares of Common Stock pursuant to this Agreement at a time when the Company does not have an effective Form S-8 Registration Statement on file with the Securities and Exchange Commission with respect to the offer and sale of the shares of Common Stock covered by this Agreement, the Grantee, at the time he acquires such shares, shall represent and warrant to the Company that:

(a) the shares of Common Stock that may be acquired by the Grantee pursuant to this Agreement will be acquired for the Grantee’s own account and not with a view to, or in connection with, a distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the shares of Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b) the Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and is sophisticated in financial matters;

(c) the Grantee is able to bear the economic risk of his investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; and

(d) the Grantee has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of the offering of the Common Stock and to obtain information regarding the Company’s condition (financial and otherwise) and operations.

13. Legends. In the event, and only in the event, that, at the time any Restricted Stock Units are to be paid in shares of Common Stock pursuant to this Agreement, the Company does not have an effective Form S-8 Registration Statement on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by this Agreement, the certificates, if any, representing the shares of Common Stock so paid will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.”

14. Tax Consequences. The Restricted Stock Unit Award evidenced by this Agreement, and the issuance of shares of Common Stock to the Grantee in settlement of vested Units, is intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and is not intended to provide and does not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. Therefore, the Company intends to report as includible in the Grantee’s gross income for any taxable year an amount equal to the Fair Market Value of the shares of Common Stock covered by the Units that vest (if any) during such taxable year, determined as of the date such Units vest. In furtherance of this intended tax treatment, all vested Units shall be automatically settled and payment to the Grantee shall be made as provided in Section 5 hereof, but in no event later than March 15th of the year following the calendar year in which such Units vest. The Grantee shall have no power to affect the timing of such settlement or payment. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

15. Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

16. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

17. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of California except for matters related to corporate law, in which case the provisions of the Delaware General Corporation Law shall govern.

18. Severability. If any provision of this Agreement or the application thereof is held to be invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications, and to this end the provisions of this Agreement are declared to be severable.

19. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the matters within the scope of this Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. This Agreement is an integrated Agreement as to the subject matter hereof.

20. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. Notwithstanding the foregoing, amendments made pursuant to Section 14 hereof may be effectuated solely by the Company.

21. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Grantee and his heirs, executors, administrators, successors and permitted assigns.

22. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

23. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:

(a) if to the Company:

Ceradyne, Inc.

3169 Red Hill Avenue

Costa Mesa, CA 92626

Attention: Chief Financial Officer

(b) if to the Grantee, at the address shown on page one of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Copies of such signed counterparts may be used in lieu of the originals for any purpose.

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